Exhibit 23.0

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements Forms S-3 (No. 333-84353, No. 333-92247, No. 333-34246, No. 333-43212 and No.
333-43902) and in the related Prospectus and Forms S-8 (No. 333-85827, No. 333-84013, No. 333-77427, No. 333-38816 and No. 333-42066) pertaining to the
Stock Option Plans, of FrontLine Capital Group, of our report dated February 26, 2001, with respect to the consolidated financial statements of FrontLine Capital Group, included in this Annual Report Form 10-K for the year ended December 31, 2000.


/s/ ERNST & YOUNG LLP

New York, New York
March 27, 2001